CELTIC INVESTMENT, INC.
                                      1997
                                STOCK OPTION PLAN


              ARTICLE 1 - PURPOSES, EFFECTIVENESS AND TYPE OF PLAN

         1.1. Purposes. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such key employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel and other service providers.

         1.2. Effectiveness. This Plan shall be effective as of October __, 1997, subject to shareholder approval within twelve (12) months hereafter. If this Plan is not approved by the shareholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Committee or until November 5, 2006, whichever occurs first.

         1.3. Type of Plan. This Plan shall enable the Committee to grant Incentive Stock Options ("ISO's") or Non-Qualified Stock Options ("NSO's") to Participants.

         1.4. Eligibility. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 3.22 and 4.2, hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.


                             ARTICLE 2 - DEFINITIONS

         2.1. Definitions. Unless the context requires otherwise, the following defined terms will govern the construction of this Plan and of any stock option agreements entered into pursuant to this Plan:

                  2.1.1. "10% Shareholder" shall mean a person who owns, either directly or indirectly, by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted on Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or its Subsidiaries.

                  2.1.2. "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's personal representative, executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

             2.1.3.   "Board" shall mean the Board of Directors of the Company.

             2.1.4.   "Change in Control Event" shall mean any of the following:

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(a)  Approval  by  the  shareholders  of  the  Company  of  the  dissolution  or liquidation of the Company;

(b) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

(c) Approval by the shareholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary;

(d) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person having such ownership at the time of adoption of this Plan) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then-outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

     2.1.5. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.1.6. "Commission" shall mean the Securities and Exchange Commission.

     2.1.7. "Committee" shall mean a committee appointed by the Board to administer the Plan, which committee shall be comprised of two or more directors or such greater number of directors as may be required under applicable law.

     2.1.8. "Common Stock" shall mean the Common Stock of the Company and such other securities or property as may become subject to Options, pursuant to an adjustment made under Section 4.4 of this Plan.

     2.1.9. "Company" shall mean Celtic Investment, Inc.


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     2.1.10.  "Eligible  Participant"  shall mean  persons  who, at a particular time, are employees, officers or consultants (including non-employee directors who are not on the Committee) of the Company or its Subsidiaries.

     2.1.11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     2.1.12. "Fair Market Value" shall mean:

                             (a) If the stock was traded on a stock  exchange on
                  the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

                             (b) If the stock was traded over-the-counter on the
                  date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

                             (c) If the stock was traded over-the-counter on the
                  date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

                             (d) If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

     2.1.13. "Grant Date" shall mean the date upon which an Option is granted.

     2.1.14. "ISO" shall mean "incentive stock option," as defined in Section 422 of the Code.

     2.1.15. "Just Cause Termination" shall mean a termination by the Company of an Optionee's employment by and/or service to the Company in connection with the good faith determination of the Company's Board that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its Subsidiaries.

     2.1.16. "NSO" shall mean any Option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to
Section 422 of the Code and the rules and regulations thereunder.

     2.1.17. "Option" shall mean an option to purchase Common Stock under this Plan.

     2.1.18. "Option Agreement" shall mean any writing setting forth the terms of an Option that has been authorized by the Committee.


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     2.1.19.  "Option Period" shall mean the period  beginning on the Grant Date and ending on the expiration date of such Option.

     2.1.20."Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option.

     2.1.21. "Option Stock" means stock issued or issuable by the Company pursuant to the valid exercise of an Option.

     2.1.22. "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan.

     2.1.23. "Participant" shall mean a person who has been granted an Option under this Plan.

     2.1.24. "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     2.1.25. "Plan" shall mean this 1997 Stock Option Plan.

     2.1.26. "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA.

     2.1.27. "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     2.1.28. "Subsidiary" shall mean any corporation or other entity, a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     2.1.29. "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code, and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

     2.1.30. "Transfer" with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation, an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.



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                           ARTICLE 3 - ADMINISTRATION

     3.1. Committee. This Plan shall be administered by the Committee. All actions of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. If the Board, in its discretion, does not appoint such a Committee, the Board itself shall administer this Plan and take such actions as the Committee is authorized to take hereunder.

         3.2. Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's certificate of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

                  (a) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

                  (b) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

                  (c) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

                  (d) to delegate all or a portion of its authority under subsections (a) and (b) of this section 3.2 to one or more directors of the Company, but only in connection with Options granted to Eligible
         Participants who are not subject to the reporting and liability provisions of Section 16 of the Exchange Act, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

         3.3. Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, whether or not approved by the Board. The Committee may not grant options for more than 100,000 shares in any fiscal year to any one person.

         3.4. Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of Section 1.4 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

         3.5. Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

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         3.6. Binding  Determinations.  Any action taken by, or inaction of, the
Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or the Committee or officer of the Company or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and the Committee may act in their absolute discretion in matters within their authority related to this Plan.

         3.7. Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

     3.8. Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.


                    ARTICLE 4 - SHARES AVAILABLE FOR OPTIONS

         4.1. Shares Available for Options. The capital stock that may be delivered under this Plan shall be shares of the Company's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

         4.2. Number of Shares. The maximum number of shares of Common Stock of the Company that may be issued pursuant to Options granted to Participants under this Plan is 1,000,000 shares (the "Option Pool"), subject to adjustments contemplated by Section 4.4.

         4.3. Calculation of Available Shares and Replenishment. Shares subject to outstanding Options shall be reserved for issuance. If any Option shall expire or be canceled or terminated without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Rule 16b-3. If the Company withholds shares of Common Stock pursuant to Section 6.1, the number of shares that would have been deliverable with respect to an Option but that are withheld pursuant to the provisions of Section 6.1 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Option and under the Plan shall be reduced by the number of shares withheld, and such shares shall not be available for additional Options under this Plan.

         4.4. Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution with respect to the Common Stock (whether in the form of cash, Common Stock, other securities or other property) or any recapitalization, stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, or if there shall occur any other like corporate transaction or event with respect to the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable: (a) proportionately adjust any or all of (i) the number and type of Common Stock which thereafter may be made the subject of Options (including the specific maximum number of shares set forth elsewhere in this Plan), (ii) the amount of Common Stock subject to any or all outstanding Options, (iii) the grant, purchase or exercise price of any or all outstanding Options, and (iv) the Common Stock issuable upon exercise of any or all outstanding Options; or (b) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange or spin-off, make provision for

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a cash  payment or for the  substitution  or exchange of any or all  outstanding
Common Stock deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock or other securities of the Company upon or with respect to such event.


                  ARTICLE 5 - TERMS OF STOCK OPTIONS AGREEMENTS

         5.1. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan.

         5.2. Covenants of Optionee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its Subsidiaries.

         5.3. Vesting Periods. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder (the "Total Award Option Stock"). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

         5.4. Exercise of the Option. An Option may be exercised to the extent exercisable (a) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased, accompanied by full payment of the Option Price thereof and the amount of applicable withholding taxes; and (b) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the Securities Act; provided, however, that in the event the Option Stock called for under the Option is registered under the Securities Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

         5.5. Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted, and in no event will the Option Price for an NSO granted hereunder be less than the 50% of Fair Market Value. The Option Price will be payable to the Company in United States dollars in cash or by check or such other legal consideration as may be approved by the Committee in its discretion. The Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price and/or the tax withholding liability with respect to the exercise of an Option either by surrendering shares of stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the Fair Market Value of such surrendered stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. If the Committee permits an Optionee to pay any portion of the Option Price and/or tax withholding liability with shares of stock with respect to the exercise of an Option (the "Underlying Option") as provided

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in this paragraph 5.5, then the Committee, in its discretion,  may grant to such
Optionee (but only if Optionee remains an Eligible Participant at that time) additional non-statutory stock options, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Common Stock so surrendered or withheld (a "Replacement Option"). Each Replacement Option will be evidenced by an Option Agreement. Unless otherwise set forth therein, each Replacement Option will be immediately exercisable upon such grant (without any Vesting Period) and will be coterminous with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

         5.6. Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO, provided that such Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of such Option Period specified in the Option Agreement; provided, however, that each such Option will terminate (a) ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination; (b) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or, (c) immediately as of the date that the Optionee ceased to be an Eligible Participant by reason of a Just Cause Termination. In the event of a sale of all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then-outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

         5.7. Qualification of Stock. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

         5.8. Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 5.8 have been complied with.

         5.9. Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered

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and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         5.10. Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.


                           ARTICLE 6 - TAX WITHHOLDING

         6.1. Tax Withholding. Upon any exercise of any Option, the Company shall have the right at its option to require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction. In any case where a tax is required to be withheld in connection with the delivery of Common Stock under this Plan, the Committee may grant (either at the time the Option is granted or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then-Fair Market Value, to satisfy such withholding obligation.

         6.2. Tax Loans. The Committee may, in its discretion, authorize a loan to a Participant in the amount of any taxes which the Company may be required to withhold with respect to Common Stock received by the Participant. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish.


                        ARTICLE 7 - TRANSFER RESTRICTIONS

         7.1. No Transferability of Options. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 7.1. Notwithstanding the preceding, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an ISO, by the initial holder to (a) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"); (b) a trust or trusts for the exclusive benefit of such Family Members; (c) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners; or,
(d) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under Section 5.6 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 5.6. An Option which is intended to qualify as an ISO shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.



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             ARTICLE 8 - PLAN AMENDMENT, TERMINATION AND SUSPENSION

         8.1. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time, provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further than no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 4.4 hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan or materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for the Participants. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

                            ARTICLE 9 - MISCELLANEOUS

         9.1. Choice of Law. This Plan, all Options, all Option Agreements and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         9.2. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of Common Stock under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

         9.3. Severability. In the event that any provision of this Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in full force and effect.

         9.4. Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

         9.5. Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant Options or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

         9.6. Plan Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

         9.7. Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.


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         This Plan was adopted November 5, 1997 by the Board of Directors of the
Company and was approved by the Company's shareholders on _____________, 1997.




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